JOINT FILING AGREEMENT

         The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13G and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Talon International, Inc. and hereby affirm that this Schedule 13G is being filed on behalf of each of the undersigned.

Dated:  February 13, 2008              Bluefin Capital, LLC

                                       By: ComVest Capital, LLC,
                                         its managing member

                                           By: /s/ Cecilio M. Rodriguez
                                               ------------------------
                                               Cecilio M. Rodriguez


                                       ComVest Capital, LLC

                                       By: ComVest Capital Management LLC,
                                         its managing member

                                          By: /s/ Cecilio M. Rodriguez
                                              ------------------------
                                              Cecilio M. Rodriguez


                                       ComVest Capital Management LLC

                                       By: /s/ Cecilio M. Rodriguez
                                           ------------------------
                                           Cecilio M. Rodriguez


                                       ComVest Group Holdings, LLC
                                       By: /s/ Cecilio M. Rodriguez
                                           ------------------------
                                           Cecilio M. Rodriguez


                                       /s/ Michael S. Falk
                                       -------------------
                                       Michael S. Falk, individually